UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SSNT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Notice of Dismissal of SilverSun Technologies, Inc. Litigation and Agreement Upon Attorneys’ Fees

On September 29, 2023, SilverSun Technologies, Inc. (the “Company”), entered into an Agreement and Plan of Merger with Rhodium Enterprises Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub I”), Rhodium Enterprises Acquisition LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub II”), and Rhodium Enterprises, Inc., a Delaware corporation (“Rhodium”).  On October 19, 2022, the Company filed a Registration Statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the business combination contemplated by the Merger Agreement (the “Merger”).  On February 21, 2023, plaintiff Christopher Scott, a stockholder of the Company (“Plaintiff”), filed a putative class action lawsuit in the Delaware Court of Chancery (the “Court”) captioned Scott v. SilverSun Technologies, Inc., et al., Case No. 2023-0219-MTZ (the “Action”) and named as Defendants the Company and each director then serving on the Company’s board of directors (the “Board”). The complaint alleged, among other things, that the Board violated its fiduciary duties under Delaware law by failing to disclose purportedly material information regarding the proposed Merger.  As relief, the complaint in the Action sought, among other things, an injunction against the Merger, damages and an award of attorneys’ and experts’ fees.

Also on March 17, 2023, Plaintiff filed a motion for expedited proceedings and a motion for a preliminary injunction.

Defendants have denied that they committed any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties.

After the complaint was filed and without admitting that the allegations in the complaint had any merit, the Company determined to amend the Registration Statement on April 4, 2023 and April 28, 2023, by adding disclosures regarding, among other things, unlevered free cash flow projections for Rhodium prepared in connection with the Merger (the “Supplemental Disclosures”).

Following the issuance of the Supplemental Disclosures, on October 16, 2023, the Company announced that it had terminated the Merger Agreement, as amended, on October 13, 2023, rendering Plaintiff’s claims moot.  Following that announcement, the parties to the Action engaged in discussions to resolve Plaintiff’s counsel’s anticipated application for an award of attorney’s fees and expenses in connection with the now moot dispute regarding the issuance of the Supplemental Disclosures.

Following those negotiations, the Company, while denying any and all liability, and maintaining that the Registration Statement already contained all material information required for stockholders to cast an informed vote regarding the Merger prior to the Supplemental Disclosures, decided it was in its and the stockholders’ best interests to resolve the Plaintiff’s counsel’s anticipated application for an award of attorneys’ fees and reimbursement of expenses in connection with the Action (the “Fee and Expense Application”) and avoid further uncertain and costly litigation of the issue by agreeing to pay $99,000 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the anticipated Fee and Expense Application. The Court has not been asked to review, and will pass no judgment on, the payment of attorneys’ fees and expenses or their reasonableness.

Counsel for the Plaintiff is Richard A. Acocelli, and he may be contacted at 631-204-6187.  Counsel for Defendants is Jonathan C. Uretsky, and he may be contacted at 212-571-1255.

The information in this Item 8.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: November 15, 2023	By:	/s/ Mark Meller
Mark Meller
Chief Executive Officer

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